UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 8, 2014

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-28000	58-2213805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100, Atlanta, Georgia	30339-5949
(Address of Principal Executive Offices)	(Zip Code)

770-779-3900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 8, 2014, PRGX Global, Inc. (the “Company”) and Galleria 600, LLC (the “Landlord”) entered into the Third Amendment of Lease (the “Lease Amendment”) for the Company’s headquarters office space located at 600 Galleria Parkway, Atlanta, Georgia. The Lease Amendment modifies the Office Lease Agreement dated February 18, 2002, as amended (the “Lease”).

Pursuant to the Lease Amendment, the term under the Lease with respect to a portion of the existing office space has been extended to December 31, 2021 (the “Extended Lease Term”). Effective as of January 1, 2015, the office space covered by the Lease will be reduced by approximately 73,911 square feet and the Lease will cover the remaining 57,742 square feet of office space.

The Lease Amendment also provides that the base rent to be paid on a monthly basis will be $300,717.39 for each month commencing January 1, 2014 through December 31, 2014. Effective January 1, 2015, when the office space covered by the Lease is reduced by approximately 73,911 square feet, the rent to be paid on a monthly basis will be reduced to $105,860.33 for each month through December 31, 2015, with the rent increasing approximately 2.5% on January 1st of each year thereafter through the Extended Lease Term.

The foregoing description of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

10.1	Third Amendment of Lease, entered into as of January 8, 2014, by and between Galleria 600, LLC and the Company.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: January 14, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Third Amendment of Lease, entered into as of January 8, 2014, by and between Galleria 600, LLC and the Company.